FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                      February 9, 2000 (December 17, 1999)


                          SECURE COMPUTING CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
            --------------------------------------------------------
                 (State or other jurisdiction of incorporation)


              0-27074                                   52-1637226
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      (Commission File Number)               (IRS Employer Identification No.)



            One Almaden Blvd., Suite 400, San Jose, California 95113
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (408) 918-6100



Item 5.  OTHER EVENTS.

         On December 17, 1999, the Company sold 5,000 shares of Series D 4% Cumulative Convertible Preferred Stock (the "Series D Stock") to Westgate International, L.P. ("Westgate") for $5 million in cash, and it sold an additional 2,500 shares of Series D Stock to Westgate on December 31, 1999, for $2.5 million in cash.


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         All of the Series D Preferred Stock has been converted into a total of
793,205 shares of Common Stock.

         On January 26, 2000, the Company entered into a Put and Call Agreement with Westgate which provides for the sale of up to 17,500 shares of Series E 4% Cumulative Convertible Preferred Stock (the "Series E Stock") to Westgate at $1,000 per share. The Series E Sock may be sold in two tranches of approximately 8,750 shares each. A copy of the press release dated January 27, 2000 announcing the investment is attached to this Current Report as Exhibit 99.1 and is incorporated herein.

         All sales of securities to Westgate will be pursuant to the exemption provided by Regulation D under the Securities Act of 1933.

         The Company is obligated to file with the Securities and Exchange Commission a "shelf" registration statement covering the resale of all shares of Common Stock issued upon conversion of the Series D Stock. The Company is also obligated, after the sale of each tranche of Series E Stock, to file a shelf registration statement covering the resale of all shares of Common Stock issuable upon the conversion of the Series E Stock sold.

         The foregoing description is only a summary and is qualified in its entirety by reference to the Preferred Stock Investment Agreement dated as of December 17, 1999 between the Company and Westgate, the Put and Call Agreement dated as of January 26, 2000 between the Company and Westgate, the Registration Rights Agreements dated as of December 17, 1999 and January 26, 2000 between the Company and Westgate and the Certificates of Designations for the Series D Stock and Series E Stock attached to this Current Report as Exhibits 10.1, 10.3, 10.2, 10.4, 3.1 and 3.2 respectively.

         The proceeds from these equity investments will be used for working capital purposes.

Item 7.  EXHIBITS.

      Exhibit No.                       Description
      -----------                       -----------

         3.1          Certificate of Designations of Series D Preferred Stock

         3.2          Certificate of Designations of Series E Preferred Stock

         10.1 Preferred Stock Investment Agreement dated as of December 17, 1999 between the Company and Westgate

         10.2 Put and Call Agreement dated as of January 26, 2000 between the Company and Westgate


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         10.3         Registration Rights Agreement dated as of December 17,
                      1999 between the Company and Westgate

         10.4 Registration Rights Agreement dated as of January 26, 2000 between the Company and Westgate

         99.1         Press Release dated January 26, 2000


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on February 9, 2000.

                                       SECURE COMPUTING CORPORATION


                                       By:  /s/ TIMOTHY MCGURRAN
                                            ------------------------------------
                                            Timothy McGurran,
                                            Senior Vice President and
                                            Chief Financial Officer


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